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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Chancellor Broadcasting Company:

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-26123) of Chancellor Broadcasting Company of our reports on the following financial statements: 1) the balance sheets of WDRQ Inc. as of December 31, 1995 and 1996 and the related statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996; 2) the balance sheets of WLIT Inc. as of December 31, 1995 and 1996 and the related statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996; 3) the combined balance sheets of KYSR Inc. and KIBB Inc. as of December 31, 1995 and 1996 and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996, which reports appear in the Form 8-K of Chancellor Broadcasting Company dated June 4, 1997.

                                            /s/  KPMG Peat Marwick LLP

Dallas, Texas
June 2, 1997